SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: (Date of earliest event reported)               August 22, 1997


                          American Metals Service, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                     0-10093                     59-1224913
   (State of other               (Commission                 (I.R.S. Employer
    jurisdiction of               File Number)              Indentification No.)
    incorporation)


           376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (908) 234-0078




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Item 4. Changes in Registrant's Certifying Accounts
----------------------------------------------------

     On August 22, 1997, Coopers & Lybrand L.L.P. ("C&L") declined to stand for reelection as auditors of the financial statements of American Metals Service, Inc. (the "Company") as of and for the year ended August 31, 1997, because they no longer are the auditors of an affiliate of the Company. On August 28, 1997 the Company retained Bederson & Company LLP ("Bederson"), Certified Public Accountants, as its certifying accountant for the fiscal year ended August 31, 1997.

     No report on the financial statements of the Company issued by C&L during the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any disagreements during the last two fiscal years and through August 22, 1997, between C&L and the Company concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved would have required C&L to make reference to the subject matter thereof in connection with its report. During the last two fiscal years and through August 22, 1997, none of the events listed in items (1) through (3) of Item 304(b) of Regulation S-B have occurred; and during such period the Company has not consulted with Bederson concerning any matter referred to under paragraphs (i) and (ii) of Item 304(a)(2) of Regulation S-B.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

     (c)      Exhibits

     16.1 Letter of Coopers & Lybrand L.L.P., independent accountants, dated August 22, 1997 pursuant to Item 304(a)(3) of Regulation S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 28, 1997


                                                AMERICAN METALS SERVICE, INC.




                                                /s/ Mark Koscinski
                                                -------------------------------
                                                By: Mark Koscinski
                                                    Vice President